UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2007
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On January 29, 2007, ITC Holdings Corp. (the “Company”) concluded that it will restate the Condensed Consolidated Statements of Financial Position as of September 30, 2006, the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2006, and the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 filed with the Securities and Exchange Commission on November 2, 2006.
          Subsequent to the issuance of the Company’s Form 10-Q as of and for the three and nine months ended September 30, 2006, management determined that the deferred income tax provision recognized relating to the allowance for equity funds used during construction (“AFUDC Equity”) was not properly accounted for. Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, provides that a regulatory asset be recorded if it is probable a future increase in taxes payable relating to AFUDC Equity will be recovered from customers through future rates, pursuant to the provisions of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation. Under Forward-Looking Attachment O, which became effective in July 2006, the future taxes payable relating to AFUDC Equity will be recovered from customers in future rates. Forward-Looking Attachment O contains a true-up mechanism such that ITCTransmission collects its actual revenue requirement, which includes taxes payable relating to AFUDC Equity. The regulatory asset we will recognize of $2.5 million represents the cumulative amount of income tax expense recorded from February 28, 2003 through September 30, 2006 that relates to AFUDC Equity, and we will reduce our income tax provision by $2.5 million for the three and nine months ended September 30, 2006 as a result of the recognition of this regulatory asset. Additionally, the regulatory asset we will recognize represents a difference between book and tax basis for which a deferred tax liability and an additional regulatory asset of $1.3 million will be recognized.
          Under the historical Attachment O method in effect prior to July 2006, which did not contain a true-up mechanism, management was not able to conclude it was probable that the future increases in taxes payable relating to AFUDC Equity would be recovered in future rates; therefore no regulatory asset was recorded prior to the third quarter of 2006.
          Our Senior Vice President — Finance and Chief Financial Officer (our principal financial officer and principal accounting officer) has discussed this matter with the Company’s independent accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
February 1, 2007

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President, General Counsel and Secretary